                                                                      EXHIBIT 99


                                  PRESS RELEASE
                                December 13, 2005


ATS ENTERS AGREEMENT TO SELL
PRECISION METALS DIVISION TO AUTOCAM

Cambridge, Ontario (December 13, 2005): ATS Automation Tooling Systems Inc. of Cambridge, Ontario and Autocam Corporation of Kentwood, Michigan today announced they have entered into a definitive agreement that will see ATS sell the assets of its precision metals division to Autocam, a global leader in quality precision-machined solutions.

The two companies have signed a binding purchase agreement and expect to close the transaction in early January. The purchase price and the terms of the transaction were not disclosed. The precision metals business of ATS employs approximately 230 people at its facility in Kitchener, Ontario. ATS announced its intention to divest the division earlier this year and has treated it as a discontinued operation.

Said Ron Jutras, ATS President and Chief Executive Officer: "This sale further streamlines our Precision Components Group (PCG) and supports our broader strategy of focusing PCG on subassembly activities where it has key competitive advantages." ATS believes the proceeds of the transaction approximate the net carrying value of the assets sold subject to working capital adjustments, if any, and fees associated with the transaction.

Said John Kennedy, Autocam's President and Chief Executive Officer: "The assets we're acquiring are highly synergistic with our global capabilities and will enable us to deliver additional services to our growing worldwide customer base."

ABOUT ATS
ATS Automation Tooling Systems Inc. (www.atsautomation.com) is the industry's leading designer and producer of turn-key automated manufacturing and test systems, which are used primarily by multinational corporations operating in a variety of industries including: healthcare, automotive, computer/electronics and consumer products. ATS is also an emerging leader in the rapidly growing market for solar energy cells and modules. The Company also makes precision components and subassemblies using process knowledge and automation technology. ATS employs approximately 4,000 people at 26 manufacturing facilities in Canada, the United States, Europe and Asia-Pacific. The Company's shares are traded on The Toronto Stock Exchange under the symbol ATA.

ABOUT AUTOCAM
Autocam serves automotive, medical and consumer products companies around the world from 18 facilities in North America, South America, Europe and Asia. Founded in 1988, it employs more than 2,500 people. Among its core competencies are: precision turning, precision grinding, gear manufacturing, precision milling, forging, plastic molding, rotary transfer machining, precision secondary machining, sub-assembly, laser machining, finishing, heat treatment, precision cleaning, and precision measuring. More information can be found at www.autocam.com.

FOR MORE INFORMATION:
ATS:
Carl Galloway, VP Treasurer
Gerry Beard, VP, CFO
519 653 6500

Autocam:
Mark R. Scott, Corporate Controller
616 698 0707

ATS FORWARD-LOOKING STATEMENT
Certain forward-looking statements are made in this news release, including statements regarding possible future results and business. Investors are cautioned that such forward-looking statements involve risks and uncertainties. ATS's results could differ materially from those currently anticipated due to a number of factors including, but not limited to, the risks and uncertainties contained in the Company's fiscal 2005 MD&A and annual report and other risks detailed from time to time in ATS's periodic reports filed with Canadian regulatory authorities.

AUTOCAM FORWARD-LOOKING STATEMENT
Certain statements and information included in this release may constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance, or achievements of Autocam to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in Autocam's filings with the United States Securities and Exchange Commission. Autocam does not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.